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                                                             EXHIBIT 23(a)(i)(b)

                               AMENDED SCHEDULE A

                                       TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF WT INVESTMENT TRUST I

                            SCHEDULE OF S AND CLASSES

                           AS AMENDED AUGUST 19, 2004

                                     SERIES

                                    Balanced
                                Broad Market Bond
                           International Multi-Manger
                                 Large Cap Core
                                Large Cap Growth
                             Large Cap Multi-Manager
                             Large Cap Quantitative
                                 Large Cap Value
                                     Mid Cap
                              Mid Cap Multi-Manager
                              Mid Cap Quantitative
                                  Mid Cap Value
                                 Municipal Bond
                              Premier Money Market
                               Prime Money Market
                             Short/Intermediate Bond
                                 Small Cap Core
                                Small Cap Growth
                             Small Cap Multi-Manager
                             Small Cap Quantitative
                                 Small Cap Value
                               Small/Mid Cap Value
                              Socially Responsible
                                   Tax-Exempt
                              Science & Technology
                                 U.S. Government